Exhibit 10.46

AMENDMENT NO. 1 TO

MEMBERSHIP INTEREST AND ASSET PURCHASE AGREEMENT

This Amendment No. 1 to Membership Interest and Asset Purchase Agreement (this “Amendment”) is made effective as of April 6, 2026 (the “Effective Date”), by and among Apnimed, Inc., a Delaware corporation (“Apnimed”), Shionogi & Co., Ltd. (registered number 1200-01-077430), a company organized under the laws of Japan (“Shionogi”), and Shionogi-Apnimed Sleep Science, LLC, a Delaware limited liability company (“SASS” and, together with Apnimed and Shionogi, each a “Party” and collectively, the “Parties”), and amends that certain Membership Interest and Asset Purchase Agreement, dated as of March 23, 2026, by and among Apnimed, Shionogi and SASS (the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, the Parties now desire to amend the Purchase Agreement to correct a scrivener’s error in Section 11.1(a) of the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Amendment to Purchase Agreement.

(a) Section 11.1(a) of the Purchase Agreement is hereby amended and restated, effective as of the Effective Date, to read in its entirety as follows:

(a) For five (5) years after the Closing Date, Apnimed shall not and shall cause its Affiliates to not, anywhere in the world, Exploit any product containing any Relevant Compound in respect of the treatment, prevention or mitigation of Sleep Disorders.

2. No Further Amendments. Except as expressly amended by this Amendment, the Purchase Agreement remains unchanged and in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects. In the event of any conflict between this Amendment and the Purchase Agreement, this Amendment shall control.

3. Miscellaneous. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Until and unless each Party has received a counterpart hereof signed by the other Parties, this Amendment shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Any signature page delivered electronically or by facsimile (including transmission by Portable Document Format or other fixed image form) shall be binding to the same extent as an original signature page. This Amendment is governed by and construed in accordance with the laws of the State of Delaware regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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IN WITNESS WHEREOF, Shionogi, SASS and Apnimed have caused this Amendment to be signed as of the date first written above.

SASS:

SHIONOGI-APNIMED SLEEP SCIENCE, LLC

For Shionogi in its capacity as a Principal Member of SASS

By:	/s/ John Keller
Name: John Keller
Title: Director and Senior Executive Officer, Senior Vice President, R&D Supervisory Unit

For Apnimed in its capacity as a Principal Member of SASS

By:	/s/ Larry Miller
Name: Larry Miller
Title: Chief Executive Officer

APNIMED:

APNIMED, INC.

By:	/s/ Larry Miller
Name: Larry Miller
Title: Chief Executive Officer

SHIONOGI:

SHIONOGI & CO., LTD.

By:	/s/ Isao Teshirogi
Name: Isao Teshirogi
Title: Representative Director, President and CEO

[Signature Page – Amendment No. 1 to Membership Interest and Asset Purchase Agreement]